UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2015

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On October 9, 2015, Enzo Life Sciences, Inc. (“Enzo Life Sciences”), a wholly owned subsidiary of Enzo Biochem, Inc., executed a settlement with Affymetrix, Inc. involving payment of $10 million to Enzo Life Sciences in an infringement action brought by Enzo Life Sciences regarding its U.S. Patent No. 7,064,197. This settlement resolving the disputes relating to this Litigation between Enzo Life Sciences and Affymetrix impacts only one of 11 cases originally brought by Enzo Life Sciences in the United States District Court for the District of Delaware alleging patent infringements against various companies, nine of which remain pending.

A copy of the press release is furnished as Exhibit 99.2 attached hereto and is incorporated by reference in its entirety into this Item 1.01 of this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On October 13, 2015, Enzo Biochem, Inc. (the “Company”) issued a press release announcing its operating results for its fourth fiscal quarter and year ended July 31, 2015. A copy of the press release is furnished as Exhibit 99.1 attached hereto and is incorporated by reference in its entirety into this Item 2.02 of this Current Report on Form 8-K.

In its press release, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission) that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its inclusion of non-GAAP financial measures provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends. The determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net income, non-GAAP earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define non-GAAP net income as consolidated net income / (loss) for such period adjusted for the following net of tax (i) litigation charges and settlements, (ii) business restructuring or other restructurings of a similar nature, and (iii) other unusual charges or expenses. We define adjusted EBITDA as an amount equal to consolidated net income / (loss) for such period adjusted for the following (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expenses, (v) litigation charges and settlements, (vi) business restructuring charges or other restructurings of a similar nature, and (vii) other unusual charges or expenses.

Item 7.01. Regulation FD Disclosure.

 The information provided in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The information discussed under Item 2.02 and Item 7.01 above, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Settlement and License Agreement between Enzo Life Sciences, Inc., and Affymetrix, Inc.

99.1 Press Release of Enzo Biochem, Inc., dated October 13, 2015.

99.2 Press Release of Enzo Biochem, Inc., dated October 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: October 13, 2015	By:	/s/ Barry W. Weiner
Barry W. Weiner
President